EXHIBIT 10.10

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as the same may be amended, restated, modified and otherwise supplemented from time to time, this “Pledge Agreement”), dated as of September 28, 2004 is made by CARE CONCEPTS I, INC., a Delaware corporation, MEDIA BILLING COMPANY LLC, a New York limited liability company “Media Billing”) (“CCI” and “Media Billing Company”  are sometimes collectively referred to as the  “Pledgors”), in favor of NEWMAN & NEWMAN, P.C. (the “Collateral Agent”), on behalf of CASTLERIGG MASTER INVESTMENTS LIMITED (“Castlerigg”) and VESTCAP INTERNATIONAL MANAGEMENT LIMITED (“Vestcap”, Castlerigg and Vestcap are collectively referred to as the “Pledgees.”).

W I T N E S S E T H :

WHEREAS, pursuant to the terms of certain Subscription Agreements dated as of the date hereof (the “Purchase Agreements”) by and between CCI and the various holders of (a) CCI 10% Convertible Secured Notes due September 15, 2009 in the aggregate principal amount of $9,525,000, as at the date hereof (such $9,525,000 of notes, together with up to $4,475,000 of additional notes that may hereafter be issued by CCI , collectively referred to as the “Notes”) and (b) shares of CCI Series F senior secured redeemable preferred stock (the “Senior Preferred Stock” and together with the Notes, the “Senior Securities”), (i)  CCI has agreed to grant to the holders of the Senior Securities certain collateral consisting of 483,815 shares of common stock of General Media, Inc., a Delaware corporation (“General Media”), representing all of the shares of General Media, Inc. owned by  CCI and approximately 48% of the outstanding capital stock of General Media, Inc., as at the date hereof, and (ii) Media Billing has agreed to grant to the holders of the Senior Securities certain collateral consisting of 100% of the members interest of Internet Billing Company LLC, a Georgia limited liability company (“iBill”), that is currently owned by Penthouse International, Inc. and is to be owned by CCI on or before January 21, 2005 (collectively, the “Pledged Securities”);

WHEREAS, Pledgors  are the legal and beneficial owner of the Pledged Securities (as hereinafter defined); and

WHEREAS, the holders of the Senior Securities (the “Pledgees”) have appointed the Collateral Agent to act on their behalf pursuant to this Agreement, including the enforcement of all of their rights and remedies hereunder; and

WHEREAS, in order to induce Pledgees to enter into the Purchase Agreements, Pledgors have agreed to secure  their obligations under the Purchase Agreements and the Transaction Documents, as defined therein, by, among other things, pledging the Pledged Securities to the holders of Senior Securities in the percentage amounts hereinafter described;

NOW, THEREFORE, in consideration of the promises and to induce Pledgees to enter into the Purchase Agreements, the Pledgors hereby agree with Pledgees as follows:

1.

Defined Terms.

(a)

Unless otherwise defined herein, terms defined in the Purchase Agreements and used herein shall have the meanings given to them in the Purchase Agreements.

(b)

The following terms shall have the following meanings:

“Code”: the Uniform Commercial Code from time to time in effect in the State of New York.

“Collateral”: the Pledgees pro rata percentage interests (described in Section 2 below) in (i) the Pledged Securities, and (ii) all Proceeds of any and all of the foregoing.

“Event of Default”: as defined in Section 9.

“Issuer”: as defined in Section 5(a).

 “Permitted Transfer”: any sale, assignment, transfer, exchange or other disposition of any Pledged Securities by any Pledgor or any permitted successor or assign, whether in exchange for money or other property, gift, bequest or otherwise, permitted under the terms of this Pledge Agreement.

“Person” means an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

“Pledged Securities”: all of the members interest of iBill and all of the shares of capital stock of General Media owned by Media Billing and CCI respectively including, without limitation, all of Pledgors’ rights to payments, profits, proceeds, properties, assets, equity and distributions in respect of such Pledged Securities, if any, together with all certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to Pledgors in respect of the Pledged Securities while this Pledge Agreement is in effect.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

 “Secured Obligations”: the collective reference to all obligations of CCI and its subsidiaries under the Transaction Documents.

“Transfer”: as defined in Section 6(b).

2.

Pledge; Grant of Security Interest. The Pledgors hereby transfer and assign (a) 41.29% of the Pledged Securities, represented by 41.29% of the members interest of iBill and 199,788 shares of the common stock of General Media to Castlerigg and Vestcap (in such proportions as between them as they shall instruct Pledgors in writing), and (b) 58.71% of the Pledged Securities to the holders of the Notes pursuant to a separate pledge agreement executed as of the date hereof, in accordance herewith; provided, however, if and to the extent that  CCI shall, on or before October 31, 2004, issue, for cash, up to $4,475,000 of additional Notes in excess of the initial $9,525,000 Notes currently outstanding, such percentages of the Pledged Securities shall be appropriately adjusted based upon the total cash investments by holders of Notes and Senior Preferred Stock. Pledgors hereby grant to each Pledgee a first priority security interest in their portion of the Collateral of the Pledgors, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

3.

Delivery to Collateral Agent.

(a)

Pledgors shall deliver to the Collateral Agent on behalf of the Pledgees (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Collateral and (ii) promptly upon the receipt thereof by or on behalf of Pledgors, all other certificates and instruments constituting Collateral of the Pledgors. Prior to such delivery, all such certificates and instruments constituting Collateral of the Pledgors shall be held in trust by the Pledgors for the benefit of Pledgees pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank.

(b)

If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to Collateral Agent, duly endorsed in a manner satisfactory to Pledgees, to be held as Collateral pursuant to this Pledge Agreement.

(c)

The Pledgors authorize Collateral Agent to, and Collateral Agent shall file such UCC or other applicable financing statements as may be reasonably requested by Collateral Agent in order to perfect and protect the security interest created hereby in the Collateral.

(d)

The Pledgors agree to execute and deliver to Collateral Agent such other consents, acknowledgments, agreements, instruments and documentation as Collateral Agent may reasonably request from time to time to effectuate the conveyance, transfer, assignment and grant to Collateral Agent, of all of the Pledgees’ right, title and interest in and to the Collateral and any distributions with respect thereto.

4.

Transfer Powers. If at any time any equity interest in any Issuer is evidenced by a certificate or other written instrument or document (a “certificate”), the Pledgors shall immediately deliver such certificate to Collateral Agent and, concurrently with the delivery of each certificate by the Pledgors, the Pledgors shall deliver an undated transfer power covering such certificate, duly executed in blank with signature guaranteed, in the form attached hereto in Schedule 2 or such other form as reasonably acceptable to Collateral Agent to be held as part of the Collateral pursuant hereto.

5.

Representations and Warranties. The Pledgors represent and warrants that:

(a)

As of the Closing Date, the Pledged Securities described in the WHEREAS clauses of this Agreement accurately reflects the ownership interest of  CCI in General Media, Inc. (the “Issuer”) and that the percentage of Pledge securities pledged to each of the Pledgees and the holders of the Notes equals their pro rata share of the dollar amount of the outstanding stated value of the Senior Preferred Stock and the principal amount of the Notes as of the date hereof.

(b)

The Pledgors  are the record and beneficial owner of, and have good and marketable title to, the Pledged Securities of the Pledgors, free of any and all liens or options in favor of, or claims of, any other Person, except for the security interest created by this Pledge Agreement.

(c)

To the best of the Pledgors’ knowledge, the exercise by Pledgees of their rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction, in each case, binding on or affecting the Pledgors or any of m their property.

(d)

No authorization, approval or action by, and no notice of filing with any Governmental Authority or with any Issuer is required either (i) for the pledge made by the Pledgors or for the granting of the security interest by the Pledgors pursuant to this Pledge Agreement or (ii) to the best of the Pledgors’ knowledge, for the exercise by Pledgees of their rights and remedies hereunder (except as may be required by the Uniform Commercial Code in the applicable jurisdiction or laws affecting the offering and sale of securities).

(e)

Upon filing of UCC financing statements describing the Collateral, the security interest created by this Pledge Agreement will constitute a valid, perfected first-priority security interest in the Pledged Securities of the Pledgors and in the other Collateral arising therefrom, enforceable in accordance with its terms against all creditors of the Pledgors, each Issuer or any Person purporting to purchase any Pledged Securities of the Pledgors (or any portion thereof) therefrom or otherwise claiming by, through or under the Pledgors or such Issuer, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

6.

Covenants. The Pledgors covenant and agree with Collateral Agent, on behalf of all Pledgees, that, from and after the date of this Pledge Agreement until this Pledge Agreement is terminated and the security interests created hereby are released, that:

(a)

If the Pledgors shall, as a result of its ownership of the Pledged Securities of Pledgors, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Securities of the Pledgors, or otherwise in respect thereof, the Pledgors shall accept the same as the agent of Pledgees, hold the same in trust for Pledgees and deliver the same forthwith to Pledgees in the exact form received, duly endorsed by the Pledgor to Pledgees, if required, together with an undated transfer power covering such certificate duly executed in blank by the Pledgors and with signature guaranteed, to be held by Pledgees, subject to the terms hereof, as additional collateral security for the Secured Obligations. Except in connection with any distributions that are not prohibited under Section 7 hereof, any sums paid upon or in respect of the Pledged Securities of Pledgors as a dividend or other distribution or upon the liquidation or dissolution of any Issuer shall be paid over to Pledgees to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities of  Pledgors or any property shall be distributed upon or with respect to the Pledged Securities of the Pledgors pursuant to any recapitalization, reclassification or reorganization of any Issuer, the property so distributed shall be delivered to Pledgees to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities of  the Pledgors shall be received by  Pledgors, the Pledgors shall, until such money or property is paid or delivered to Pledgees, hold such money or property in trust for Pledgees, segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.

(b)

Without the prior written consent of the Collateral Agent, the Pledgors will not (1) except for any Permitted Transfer, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or any portion thereof, (2) create, incur or permit to exist any security interest, encumbrance, lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Pledge Agreement or (3) enter into any agreement or undertaking restricting the right or ability of any Issuer to sell, assign or transfer any of the Collateral. Notwithstanding the foregoing, any Permitted Transfer shall be further conditioned on the following conditions being satisfied:

(i)

No Event of Default shall exist prior to, and taking into account, the proposed Transfer, including without limitation pursuant to the Note, or immediately thereafter;

(ii)

The transferee with respect to such Transfer shall have executed and delivered a pledge agreement in substance and form similar in all material respects to this Pledge Agreement and shall have agreed to be bound thereby;

(iii)

Collateral Agent shall have received an opinion of counsel of the transferee, in form and substance reasonably satisfactory to the Collateral Agent and the Pledgees; and

(iv)

The transferee of the Transfer shall have delivered to the Collateral Agent an undated transfer power covering any certificate or certificates to be issued to such transferee, such undated transfer power to be duly executed in blank with signature guaranteed.

Upon satisfaction by the Pledgors and the transferee of the conditions set forth herein, in such case, the applicable Issuer shall cause the certificate (if any) evidencing the Pledged Securities of such transferring Pledgors that is subject to the Permitted Transfer to be cancelled and shall immediately thereafter cause a new certificate evidencing the equity interests subject to the Permitted Transfer to be issued in the name of the transferee and shall deliver such certificate to Pledgees to be held pursuant to and under the terms of this Pledge Agreement.

(c)

The Pledgors shall warrant and defend title to and ownership of the Collateral at its own expense against the claims and demands of all other parties claiming an interest therein, shall maintain the security interest created by this Pledge Agreement as a first priority security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Collateral Agent, the Pledgors will promptly and duly execute and deliver such further instruments and documents and take such further actions at its expense as Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to Collateral Agent, to be held as Collateral pursuant to this Pledge Agreement.

(d)

From time to time, the Pledgors will execute and deliver to the Collateral Agent such additional documents and will provide such additional information and perform such additional acts as the Collateral Agent may require to carry out the terms of this Pledge Agreement.

7.

Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing, the Pledgors shall be permitted, subject to Section 6(a), to receive all distributions and to exercise all voting and company rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or company right exercised or other action taken which, in Collateral Agent’ reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Pledge Agreement.

8.

Rights of Pledgees.

(a)

All money Proceeds received by Collateral Agent on behalf of the Pledgees hereunder shall be applied as provided in Section 10(a).

(b)

If an Event of Default shall occur and be continuing, at the Collateral Agent’s option, (1) Pledgees shall have the right to receive any and all cash dividends or other distributions paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in such order as Pledgees may determine, and (2) the Pledged Securities shall be registered in the name of Pledgees or its nominee, and Collateral Agent on behalf of the Pledgees may thereafter exercise (A) all voting and other rights pertaining to the Pledged Securities at any meeting of owners of the applicable Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the company structure of any Issuer, or upon the exercise by Pledgors or Pledgees of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to  Pledgorsto exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

9.

Events of Default.

The occurrence and continuation of each of the following shall constitute an event of default (“Event of Default”) hereunder:

(a)

An Event of Default shall occur and be continuing under the Note, the Purchase Agreement or the Certificate of Designation of Preferences and Rights of Series F Convertible Preferred Stock.;

(b)

The Pledgors shall fail or refuse to pay dividends, when due, or if requested by the holder of such Senior Securities, shall fail to redeem any then outstanding shares of Senior Preferred Stock on September 15, 2009 (the “Mandatory Redemption Date”); or

(c)

The Pledgors shall fail to perform or observe any covenant or condition to be performed or observed hereunder within thirty (30) days of the occurrence thereof.

(d)

any representation or  warranty made by Pledgors herein or in the Transaction Documents, as defined in the Purchase Agreement, shall prove to be false or misleading in any material respect.

Upon the occurrence of an Event of Default, the Collateral Agent shall promptly and in any event within three (3) business days provide written notice to the Pledgees of such Event of Default.

10.

Remedies. In exercising any of their rights and remedies under this Agreement, the Collateral Agent shall act on behalf of the Pledgees only on an equal and equitable pro-rata basis, as among all Pledgees, as their respective individual outstanding balances then owed to them in respect of the outstanding principal amount of all Notes and outstanding stated amount of all Senior Preferred Stock may appear and shall bear to each other.

(a)

If an Event of Default shall have occurred and be continuing, at any time at their election, the Collateral Agent shall apply all or any part of Proceeds held by Collateral Agent in payment of the Secured Obligations

(b)

If an Event of Default shall have occurred and be continuing, Collateral Agent shall exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Collateral Agent, without resort to any other collateral or remedy under the Note or demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgors or any other Person (including without limitation the Issuer) (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or its rights hereunder, including, without limitation, actual and reasonable attorneys’ fees and disbursements of counsel to Collateral Agent, to the payment in whole or in part of the Secured Obligations, in such order as Collateral Agent may elect, and only after such application and after the payment by Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the Code, need Collateral Agent account for the surplus, if any, to CCI. To the extent permitted by applicable law, the Pledgors waive all claims, damages and demands it may acquire against Collateral Agent arising out of the exercise by  them of any rights hereunder except for any claim, damage or demand arising from the gross negligence or willful misconduct of Collateral Agent. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Pledgors shall, jointly and severally, remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by Collateral Agent to collect such deficiency.

11.

Irrevocable Authorization and Instruction to Issuer. The Pledgors hereby authorize and instruct the Issuer to comply with any instruction received by the Pledgors (or any of them) from Collateral Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgors (or any of them), and Pledgors agree that the Issuer shall be fully protected in so complying.

12.

Appointment as Attorney-in-Fact.

(a)

The Pledgors hereby irrevocably constitutes and appoints Collateral Agent and any officer or agent of Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgors and in the name of the Pledgors and in Collateral Agent’s own name, from time to time in Collateral Agent’s discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsement, assignment or other instruments of transfer.

(b)

The Pledgors hereby ratifiy all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 12(a). All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interests created hereby are released.

13.

Duty of and Actions by Collateral Agent.

(a)

Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Collateral Agent deals with similar securities and property for their own account. Notwithstanding the foregoing, Collateral Agent hereby acknowledges and agrees that it has a fiduciary duty to the Pledgees to act with the utmost integrity, fidelity and good faith and has an obligation to provide undivided service and loyalty to the Pledgees.

(b)

All actions, rights and remedies of Pledgees hereunder may be exercised by the Collateral Agent, acting on behalf of all Pledgees, and such action and exercise of rights and remedies shall be effective as if exercised pursuant to the written consent or direction of Castlerigg (the “Required Direction”). Absent such Required Direction, the Collateral Agent shall take no action and exercise no rights or remedies of the Pledgees under this Agreement. Similarly, consent to any request by the Pledgors (whether to modification of this Agreement, or any agreement executed in connection herewith) shall require consent of only Castlerigg, and such consent shall be effective as if exercised by pursuant to the unanimous consent of all Pledgees.

(c)

Any Pledgee who decides not to participate with such Pledgees in exercising rights or remedies hereunder, or in providing consent to a request of the Pledgor, hereby irrevocably appoints the Collateral Agent as its attorney-in-fact in its name, with full power of substitution, to sign, execute and deliver any and all instruments and documents and do any and all acts and things to the same extent as such Pledgee could do, to sell, assign and transfer any Collateral, including, but not limited to, taking all action necessary or the preservation of any rights pertaining to the Collateral beyond reasonable care in the custody or preservation thereof.

(d)

Each Pledgee does hereby agree to indemnify, defend and hold harmless, the Collateral Agent from and against any cost, expense, liability or other obligation in connection with the performance of its duties hereunder as Collateral Agent. Each Pledgee acknowledges and agrees that the Collateral Agent shall not be required to take any action or exercise any of the rights and remedies of Pledgees under this Agreement or the Pledge Agreement, unless and until the Collateral Agent shall have received a written Required Direction in form and content acceptable to the Collateral Agent. Similarly, the Pledgors acknowledge that the Collateral Agent shall be responsible solely to the Pledgees under this Agreement and the Pledge Agreement and shall have no fiduciary, legal or other responsibility hereunder to the Pledgors or any of  their Affiliates. Notwithstanding the foregoing, Collateral Agent hereby acknowledges and agrees that it has a fiduciary duty to the Pledgees to act with the utmost integrity, fidelity and good faith and has an obligation to provide undivided services and loyalty to the Pledgees.

14.

No Assumption. Notwithstanding any of the foregoing, whether or not an Event of Default shall have occurred hereunder and whether or not Collateral Agent elects to foreclose on the security interest in the Collateral as set forth herein, neither the execution of this Pledge Agreement, receipt by Collateral Agent of any of Pledgors’ rights, title and interests in and to any distributions, now or hereafter due to any Pledgor from any Issuer, nor Collateral Agent’s foreclosure of the security interest in the Collateral, shall in any way be deemed to obligate Collateral Agent to assume any of any Pledgors’ obligations, duties, expenses or liabilities under the any agreement as presently existing or as hereafter amended, or under any and all other agreements now existing or hereafter drafted or executed in respect of the Issuer (collectively, the “Issuer Obligations”), unless Pledgees otherwise expressly agrees to assume any or all of the Issuer Obligations in writing. In the event of foreclosure by Collateral Agent, the Pledgors shall remain bound and obligated to perform the Issuer Obligations and Collateral Agent shall not be deemed to have assumed any of such Issuer Obligations except as provided in the preceding sentence.

15.

Execution of Financing Statements. The Pledgors authorize Collateral Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as Collateral Agent reasonably determines appropriate to perfect the security interests of Collateral Agent under this Pledge Agreement. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

16.

Indemnification. The Pledgors hereby agree to indemnify, defend and hold Collateral Agent, and its respective successors and assigns harmless from and against any and all damages, losses, claims, costs or expenses (including reasonable attorneys’ fees) and any other liabilities whatsoever that Collateral Agent or its respective successors or assigns may incur by reason of this Pledge Agreement or by reason of any assignment of a Pledgors’ right, title and interest in and to any or all of the Collateral.

17.

Further Documentation. The Pledgors hereby agree to execute all such instruments as may be required to perfect the security interest created hereby and pay the cost of filing or recording the same in the public records specified by Collateral Agent.

18.

Consent and Waiver. The Pledgors agree that, without the prior written consent of Collateral Agent, Pledgors shall not take any action that would operate to dilute the interest of the Pledgors or Pledgees in any Issuer other than as permitted by this Pledge Agreement. The Pledgors further agree that, upon the written request of Collateral Agent after an Event of Default has occurred and is continuing, the Pledgors may be removed as a member or stockholder of any Issuer and replaced with the assignee designated in such request.

19.

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a receipt. All communications shall be sent to the Pledgors at the applicable address as set forth on the signature page hereof, to Collateral Agent at the address set forth on the signature page hereto, to the Pledgees at the addresses set forth in the Purchase Agreements or at such other address as a Pledgor or Collateral Agent may designate by written notice to the other parties hereto given in accordance herewith.

20.

Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21.

Amendments in Writing; No Waiver; Cumulative Remedies.

(a)

None of the terms or provisions of this Pledge Agreement may be waived, amended, restated, supplemented or otherwise modified except by a written instrument executed by the Pledgor and Collateral Agent, provided that any provision of this Pledge Agreement may be waived by Collateral Agent, with the prior consent of all Pledgees, in a letter or agreement executed by Collateral Agent or by facsimile transmission from Collateral Agent.

(b)

Collateral Agent shall not by any act (except by a written instrument pursuant to Section 21(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising on the part of Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have on any future occasion.

(c)

The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

22.

Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

23.

Successors and Assigns. This Pledge Agreement shall be binding upon the executors, heirs, administrators, successors and assigns of the Pledgors and shall inure to the benefit of Collateral Agent and its successors and assigns, provided that no Pledgor may assign its rights or obligations under this Pledge Agreement, except as otherwise expressly provided in Section 6(b) hereof, without the prior written consent of Collateral Agent and any such purported assignment shall be null and void.

24.

Governing Law. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS RULES.

25.

Submission to Jurisdiction. The parties hereto hereby agree that any suit, action or other legal proceeding by or against any party hereto (or any party’s affiliates or designees) with respect to or arising out of this Pledge Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or the courts of the State of New York, in the City of New York, as the party instituting such suit, action or other legal proceeding may elect, except that actions to enforce an interim or final arbitration award may be filed in any court having jurisdiction. By execution and delivery of this Pledge Agreement each party hereto (for itself, its affiliates and its designees) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of such courts and the appellate courts therefrom. The parties hereto hereby irrevocably consent to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, first class postage prepaid to the addresses set forth in Section 19.

26.

Venue. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to in Section 25 above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

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IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

CARE CONCEPTS I, INC.

By:________________________________
Name: Gary Spaniak, Jr.
Title: President

Address:
2200 S.W. 10th Avenue
Deerfield Beach, Florida 33442

MEDIA BILLING COMPANY LLC

By:________________________________

Address:

COLLATERAL AGENT:

NEWMAN & NEWMAN, P.C.

__________________________________
By: Jay M. Newman, President

Address:
110 East 59th Street
New York, NY 10022
Telephone: (212) 371-9400
Facsimile: (212) 371-8022

ACCEPTED AND AGREED TO:

PENTHOUSE INTERNATIONAL, INC.

By:_______________________________________

Charles L. Samel, Executive Vice President

PLEDGEES:

CASTLERIGG MASTER INVESTMENTS LIMITED

By: ____________________________________________

VESTCAP INTERNATIONAL MANAGEMENT LIMITED

By:____________________________________________